EXHIBIT 99

PRESS RELEASE

DATE:	July 30, 2002

CONTACTS:	Steven Tragash, Corporate Communications, 317-971-2031 Andy Rieth, Investor Relations, 317-971-2061

Guidant Agrees to Acquire Cook Group Incorporated
Acquisition Strategically Positions Company for Long-Term Leadership in Drug Eluting Stent Market
Guidant Gains Access to Cook Group’s $500 Million Medical Technology Franchise
Guidant to Hold Conference Call/Webcast Today at 1:00 PM EDT

Indianapolis, Ind. —July 30, 2002— Guidant Corporation (NYSE and PCX: GDT), a world leader in the treatment of cardiac and vascular disease, and Cook Group Incorporated jointly announced today that Guidant has agreed to acquire Cook Group Incorporated in a stock-for-stock transaction. This transaction strategically positions Guidant for long-term global leadership in the emerging drug eluting stent market.

Under the agreement, Guidant will acquire all of Cook Group Incorporated for up to $3 billion in Guidant stock, subject to a maximum issuance of 65.79 million Guidant shares, priced in two phases. The first phase will be priced at a minimum of $40 per Guidant share, with a maximum number of shares issued of 41.25 million. The second phase will be priced at a minimum of $55 per Guidant share, with a maximum number of shares issued of 24.54 million. At the maximum share issuance, the transaction is expected to be earnings neutral in 2003 and substantially accretive in 2004.

Guidant’s obligation to complete the acquisition is subject to certain clinical and legal conditions relating to the ACHIEVE™ Drug Eluting Coronary Stent System. The conditions include positive clinical results and Guidant’s rights to use certain clinical data and to sell the ACHIEVE product. The transaction is also subject to shareholder approval, government clearances and other conditions. The parties anticipate closing in early 2003, subject to the satisfaction or waiver of conditions.

“This agreement is strategically important as it adds clarity around our ability to fully participate in the drug eluting stent market opportunity,” stated Ronald W. Dollens, president and CEO, Guidant Corporation. “Each company brings product development, manufacturing and marketing expertise that will significantly enhance our business.

“The Cook companies have a long, prominent history of innovation in cardiovascular and other minimally invasive medical devices and, like Guidant, have a close, valued working relationship with physician customers. This strategic transaction leverages each entity’s core competencies and market leading positions to maximize opportunities to deliver pioneering, lifesaving therapies to patients around the world,” said Dollens.

“As we became more familiar with the Cook companies’ financial performance, with revenues exceeding $500 million in 2001, as well as its comprehensive product line, including the ZENITH™ abdominal aortic aneurysm graft (not yet approved in the United States) and products for interventional radiology, we fully recognized the opportunity to significantly enhance our research and development and revenues in these strategically important businesses,” he continued.

“We are pleased to enter into this agreement with Guidant as it brings us closer to our mutual goal of advancing breakthrough medical technologies to patients, clinicians and other key constituents around the world,” stated William A. Cook, founder and chairman of the board of Cook Group Incorporated. “Our companies have already demonstrated success in developing and manufacturing paclitaxel eluting stents.

“We have also identified many shared values and cultural similarities including our commitment to employees and the communities in which we operate,” continued Cook.

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Guidant Corporation
111 Monument Circle, #2900, Indianapolis, IN 46204-5129
Tel 317.971.2000 Fax 317.971.2040
www.guidant.com

Guidant Agrees to Acquire Cook Group Incorporated
July 30, 2002

Cook Group Incorporated, headquartered in Bloomington, Ind., and its subsidiaries have approximately 4,400 employees worldwide and significant operations in the United States, Canada, Australia, Denmark, Ireland, the rest of Europe and Asia. Cook Group Incorporated owns a number of businesses that produce products for interventional radiology, interventional cardiology, urology, neuroradiology, vascular medicine, critical care and many other disciplines, as well as allied manufacturing companies that produce specialized industrial parts used in medical device manufacturing.

“Bill is an entrepreneur and innovator who has built an incredible business,” commented Dollens. “Over the years, and particularly during the last 11 months, we have developed strong working relationships with Cook Group Incorporated’s management team. The knowledge and capabilities of these individuals, combined with Guidant’s talented team, will immediately add substantial value.

“As a company headquartered in Indianapolis, Guidant has consistently demonstrated leadership in our local communities through employee participation and support of civic and charitable organizations,” stated Dollens. “Both Bill and I are committed to strengthening and building on this commitment in the communities in which we operate.”

Financial Information

At the maximum share issuance, without any other changes in Guidant shares outstanding, former Cook Group Incorporated shareholders will own approximately 18 percent of Guidant. William A. Cook will have certain rights, including the right to nominate himself, or his designee, for election as a director of Guidant.

In the first quarter of 2003, the company expects to take one-time charges for merger-related costs and in-process research and development expense. Approximately 50 percent of the total transaction value, as determined on the closing in early 2003, is expected to be recorded as in-process research and development expense.

“Excluding one-time charges, we expect the transaction to be earnings neutral to Guidant’s 2003 corporate earnings, assuming the U.S. launch of a drug eluting stent in the fourth quarter,” commented Keith E. Brauer, vice president, finance, and CFO, Guidant.

Conference Call/Webcast

Guidant will host a conference call today, July 30, at 1:00 p.m. EDT to discuss additional details of the agreement. The call will be hosted by Guidant’s President and CEO Ronald W. Dollens and Vice President, Finance, and CFO Keith E. Brauer.

The live webcast of Guidant’s conference call will be accessible through Guidant’s website at www.guidant.com/webcast or at CCBN’s individual investor center at www.companyboardroom.com. The webcast will be archived on both websites for future on-demand replay.

Guidant was advised by JPMorgan. Cook Group Incorporated was advised by Morgan Stanley.

Faegre & Benson LLP provided legal counsel to Guidant. Kozusko Lahey Harris LLP and Jones, Day, Reavis & Pogue provided legal counsel to Cook Group Incorporated.

Guidant Corporation pioneers lifesaving technology, giving an opportunity for better life today to millions of cardiac and vascular patients worldwide. The company, driven by a strong entrepreneurial culture of more than 10,000 employees, develops, manufactures and markets a broad array of products and services that enable less invasive care for some of life’s most threatening medical conditions. For more information visit www.guidant.com.

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This press release includes forward-looking statements concerning the transaction and financial expectations regarding such transaction. The statements are based on assumptions about many important factors, including clinical and

Guidant Corporation
111 Monument Circle, #2900, Indianapolis, IN 46204-5129
Tel 317.971.2000 Fax 317.971.2040
www.guidant.com

Guidant Agrees to Acquire Cook Group Incorporated
July 30, 2002

regulatory timelines and developments, continuing litigation developments relating to paclitaxel eluting stents, integration synergies and costs, timelines for and terms of governmental approvals of the transaction, competitive and market developments, general economic conditions (including interest rates) and other factors listed on exhibit 99 to Guidant’s most recent 10-Q. As such, they involve risks that could cause actual results to differ materially. The company does not undertake to update its forward-looking statements.

Additional information

Guidant intends to file a registration statement on Form S-4 in connection with the transaction, and Guidant and Cook intend to mail a joint proxy statement/prospectus to their shareholders in connection with the transaction. Investors and security-holders of Guidant and Cook are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about the companies, the transaction, the persons soliciting proxies relating to the transaction, and related matters. When available, investors and security-holders may obtain a free copy of the joint proxy statement/prospectus at the SEC’s web site at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained from Guidant or Cook.

In addition to the proxy statement, Guidant files annual, quarterly, and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements, and other information at the SEC’s public reference room located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC’s other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. These SEC filings are also available for free at the SEC’s web site at www.sec.gov. A free copy of these filings may also be obtained from Guidant by request to the contact noted above.

Information concerning participants

Guidant and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Guidant’s shareholders in favor of the transaction. Information about the directors and executive officers of Guidant may be found in Guidant’s definitive proxy statement for its 2002 annual meeting of shareholders and in Guidant’s annual report on Form 10-K for the fiscal year ended December 31, 2001.

Cook and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Cook’s shareholders in favor of the transaction. Information about the directors and executive officers of Cook may be found in the joint proxy statement/prospectus

Guidant Corporation
111 Monument Circle, #2900, Indianapolis, IN 46204-5129
Tel 317.971.2000 Fax 317.971.2040
www.guidant.com